United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2014

Home BancShares, Inc.
(Exact name of registrant as specified in its charter)

Arkansas	000-51904	71-0682831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas	72032
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (501) 328-4770

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2014, the Board of Directors for Home BancShares, Inc. (the "Company") voted and approved the appointment of Thomas J. Longe to serve as a member of its board of directors. This appointment expands the Company's board from 11 to 12 members. The Company's committee appointments for Mr. Longe have not been determined at this time.

Mr. Longe is an experienced business person, managing and operating several businesses in the South Florida area. He has a broad business background ranging from real estate to financial services.

Item 7.01. Regulation FD Disclosure.

On October 21, 2014, the Company issued a press release announcing the appointment of Mr. Longe to the Board of Directors. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

The information in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release: Home BancShares, Inc. Announces the Appointment of Thomas J. Longe to its Board of Directors.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc. (Registrant)
October 21, 2014 (Date)	/s/ BRIAN DAVIS Brian Davis Chief Accounting Officer